Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the "Agreement") is effective as of ___________, 2010, and is by and among Ship Ahoy, LLC, an Arizona limited liability company, George M. Buckingham and Viki K. Buckingham the members and managers of Ship Ahoy, LLC (George M. Buckingham and Viki K. Buckingham are hereinafter referred to hereinafter as the "Sellers"), and Pacific Blue Energy Corp., a Nevada corporation, hereinafter referred to as the "Purchaser". This Agreement shall become effective only when executed by all parties hereto.

BACKGROUND INFORMATION

WHEREAS, the Sellers are the owners of one hundred percent (100%) of the membership interests (the "Membership Interest") in Ship Ahoy, LLC, a Arizona limited liability company ("Ship Ahoy") pursuant to the terms of that certain Operating Agreement of Ship Ahoy, LLC, as Amended;

WHEREAS, Ship Ahoy owns approximately 154.3 acres of land located 30 miles east of Flagstaff, Arizona, in Coconino County, Arizona, specifically described Assessor's Parcel Number 406-07-004 (the "Property");

WHEREAS, George M. Buckingham ("Mr. Buckingham") and Purchaser have begun the process of developing a proposal to develop a solar energy project referred to as the “Sunshine Solar Project” to be developed on the Property, Mr. Buckingham shall continue to assist Purchaser in the development and submission of the proposal for the development of the Sunshine Solar Project to public utility service know as Arizona Public Service;

WHEREAS, Ship Ahoy previously owned a 52.5% membership interest in Sunshine Arizona Wind Energy, LLC, a Delaware limited liability company ("Sunshine Arizona"), a company with assets comprising of a wind farm project know as the Sunshine Wind Park (the "Sunshine Wind Park") which is to be located in Coconino County, Arizona;

WHEREAS, on August 31, 2007, Ship Ahoy entered into a Membership Interest Purchase Agreement ("MIPA"), (a copy of which is attached hereto as Exhibit A) with Foresight Energy Company, a California corporation ("Foresight"), whereby Ship Ahoy sold to Foresight its 52.5% membership interest in Sunshine Arizona in exchange for a onetime cash payment of $197,727 and a residual 52.5% economic interest (the "Economic Interest") in the Sunshine Wind Park;

WHEREAS, the Economic Interest in the Sunshine Wind Park grants Ship Ahoy the right to a continuing 52.5% interest in any payments received by Foresight in connection with the development of the Sunshine Wind Park by any third party developer, specifically the Economic Interest entitles Seller to receive an additional payment of approximately $2,164,773 upon Foresight receiving funds from a third party developer relating to the development of the Wind Park;

WHEREAS, as a result of the MIPA transaction Foresight owns 100% of the membership interests of Sunshine Arizona; and,

WHEREAS, now Sellers desire to sell to Purchaser and Purchaser desires to purchase from Sellers one hundred percent (100%) of Seller's membership interest in Ship Ahoy, LLC, in exchange for the consideration consisting of: (i) three hundred thousand dollars ($300,000), payable as set forth herein; and, (ii) the issuance of one million restricted shares (1,000,000) of Purchaser's common stock, par value $0.001.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual warranties, representations, agreements and undertakings hereinafter set forth, the parties do hereby agree as follows:

ARTICLE 1.

BACKGROUND INFORMATION

1.

The Background Information set forth above is incorporated by reference herein as though fully set forth.

ARTICLE 2.

CERTAIN DEFINITIONS

2.1

For the purpose of this Agreement, the terms defined in this Article 2., shall have the meanings set out below. All capitalized terms not defined in this Article 2., shall have the meanings ascribed to them in other parts of this Agreement.

2.2

"The Company" shall mean Sunshine Arizona Wind Energy, LLC, a Delaware Limited Liability Company.

2.3

"Closing" shall mean the consummation of the transactions contemplated hereby on the Closing Date.

2.4

"Closing Date" shall mean the date of execution hereof, but not after ___________, 2010.

2.5

"Economic Interest" shall mean that certain 52.5% economic interest owned by Ship Ahoy in the Sunshine Wind Park.

2.6

"Foresight" shall mean Foresight Energy Company, a California corporation.

2.7

"Membership Interests" shall mean one hundred percent (100%) of Sellers' interest in Ship Ahoy, LLC.

2.8

"MIPA" shall mean that certain Membership Interest Purchase Agreement between Ship Ahoy, LLC and Foresight Energy Company.

2.9

“Purchase Price” shall mean and include (i) three hundred thousand dollars ($300,000); (ii) the issuance of one million restricted shares (1,000,000) of Purchaser's, par value $0.001 common stock; and (b) other good and valuable consideration as set forth herein.

2.10

"Purchaser" shall mean Pacific Blue Energy Corp., a Nevada corporation.

2.11

"Property" shall mean that certain real property specifically described as Parcel Number 40607004, legally described as Sunshine - Quarry Site N2 N2 Less R/W SEC 14 20N-12 1/2E, a copy of the Parcel Information is attached hereto as Exhibit B.

2.12

"Sellers" shall mean all George M. Buckingham and Viki K. Buckingham, individually and on behalf of the George M. Buckingham and Viki K. Buckingham Family Limited Liability Partnership.

2.13

"Ship Ahoy, LLC" shall mean Ship Ahoy, LLC, a Arizona limited liability company.

2.14

"Sunshine Arizona" shall mean Sunshine Arizona Wind Energy, LLC, a Delaware limited liability company.

2.15

"Sunshine Wind Park" shall mean that certain wind farm project owned by Sunshine Arizona.

ARTICLE 3.

PURCHASE PRICE AND SALE

3.1

Sale and Purchase. Sellers agree to sell to Purchasers, and Purchasers agree to buy from Sellers, the Membership Interests, for the purchase price and upon the terms, provisions and conditions hereinafter set forth.

3.2

Purchase Price. The purchase price for the Membership Interest shall consist of: (i) three hundred thousand dollars ($300,000), of which fifty thousand dollars ($50,000) shall be paid within thirty days (30) from the Closing Date hereof, and the balance of the purchase price, two hundred fifty thousand dollars ($250,000), shall be payable within 90 days from the Closing Date hereof, and, (ii) upon Closing the Purchaser shall issue to the Seller one million restricted shares of the Purchaser's common stock.

3.3

Promissory Notes. The Purchaser shall deliver at the Closing: (i) a 30 day $50,000 Non-Interest Bearing Promissory Note issued by Purchaser in favor of Sellers representing the initial $50,000 of the Purchase Price, a copy of which is attached hereto as Exhibit C; and, (ii) a 90 day $250,000 Non-Interest Bearing Promissory Note issued by Purchaser in favor of Sellers representing the balance of $250,000 of the Purchase Price, a copy of which is attached hereto as Exhibit D.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES BY SELLERS

4.1

As a material inducement to Purchasers to enter into this Agreement, Sellers represent and warrant to Purchasers that as of the date hereof:

4.1.1

Organization and Good Standing. Ship Ahoy, LLC, is duly organized and existing in good standing under the laws of the State of Arizona. The Company is not presently engaging in business in any other jurisdiction and is not qualified as a foreign corporation nor authorized to do business in other jurisdictions. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted;

4.1.2

Authorization. The execution, delivery and performance by Seller of this Agreement and the execution, delivery and performance by Seller and/or the Company of each related agreement to which Sellers and/or the Company is a party (a) are within Seller's and/or the Company's power and authority, (b) have been duly authorized by all necessary corporate proceedings, as applicable, and (c) do not conflict with or result in any breach of any provision or of the creation of any lien or encumbrance upon any of the property of the Company or require any consent or approval pursuant to the Articles of Organization or the Amended Operating Agreement of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument applicable to Seller or the Company;

4.1.3

Enforceability. The execution and delivery of this Agreement by Seller and the execution and delivery by Seller and the Company of each related agreement to which it is a party, will result in legally binding obligations of Seller, enforceable against the Seller and the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor’s rights, and (b) the availability of the remedy of specific performance or injunctive or other equitable relief will be subject to the discretion of the court before which any proceeding therefore may be brought;

4.1.4

Governmental Approvals.

The execution, delivery and performance by Seller of this Agreement and the execution and delivery by Seller and the Company of each related agreement to which it is a party, do not require the approval or consent of, or any filing with, any governmental authority or agency.

4.2

Membership Interests. The outstanding Membership Interests of the Company are currently owned 100% by the Sellers and on the Closing Date, after giving effect to the transactions contemplated hereby the Membership Interest of the Company will be owned as follows:

Pacific Blue Energy Corp. ………..............................100%

4.3

Title to Property. Ship Ahoy, LLC, owns 100% of the Property free and clear of all liens and encumbrances and 100% of the entitlement to the Economic Interest free and clear of all liens and encumbrances.

4.4

Indebtedness and Liens. The Company does not have any indebtedness or liens upon any of its properties.

4.5

Representations and Warranties. All representations and warranties made by Sellers or the Company in any of the related agreements or in the certificates delivered in connection therewith are true and correct as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to Purchasers and made representations and warranties of the Company hereunder as fully as if set forth herein.

4.6

Litigation. There is no pending or threatened litigation or other proceeding before any court, board or other governmental or administrative agency or arbitrator, to which the Company is or would be a party. No such pending or threatened litigation or other proceeding, individually or in the aggregate, is reasonably likely to result in any final judgment or liability which, after giving effect to any applicable insurance, could result in a material adverse change in the business, assets, financial condition or prospects of the Company No judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator has been issued against or binds The Company or its assets.

4.7

Warranty of Title. Seller hereby warrants that the Membership Interest being purchased by Purchaser is free and clear and unencumbered and agrees to defend such title as vested, by reason of this sale, by Buyer and Buyer's successors and assigns against any and all claims, whatsoever and agrees to indemnify and hold Buyer harmless from any and all costs, damages and attorney's fees incurred as a result of a breach thereof.

4.8

Restrictions on Transfer. With regards to the Shares being issued to Sellers hereunder:

4.8.1

Sellers acknowledge and agree that the Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act and that the restrictions of transferability of the Shares and further understands the certificates shall bear the following, or a similar, legend.

"THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

4.8.2

Sellers understand that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

4.8.3

Purchaser's have neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the shares being purchased, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES BY PURCHASERS

5.1

As a material inducement to the Seller to enter into this Agreement, Purchaser represents and warrants to the Seller that as of the date hereof:

5.1.1

Authorization. The execution, delivery and performance by the Purchaser of this Agreement and each related agreement to which it is a party, (a) are within the Purchaser's power and authority, (b) have been duly authorized by all necessary proceedings, and (c) do not conflict with or result in any breach of any provision or of the creation of any lien upon any of the property of the Purchasers or require any consent or approval that has not been obtained or will not be obtained before Closing, and do not violate any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

5.1.2

Enforceability. The execution and delivery of this Agreement by the Purchaser and each related agreement to which it is a party, will result in legally binding obligations of the Purchaser enforceable against it in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor’s rights, (b) the availability of the remedy of specific performance or injunctive or other equitable relief will be subject to the discretion of the court before which any proceeding therefore may be brought.

5.1.3

Governmental Approvals. The execution, delivery and performance by the Purchaser of this Agreement do not require the approval or consent of, or any filing with, any governmental authority or agency.

ARTICLE 6.

CLOSING

6.1

The closing of this transaction shall be held at the offices of Carrillo Huettel, LLP, 3033 Fifth Avenue Suite 201, San Diego, California on or before ________, 2010, or at such other place and time as is mutually agreeable to the parties, or by FAX and Federal Express.

6.2

Seller's Deliveries at Closing. On the Closing date or such time period as set forth below, the Seller's shall deliver the following items:

6.2.1

a certificate representing the Membership Interests being transferred into the name of Purchaser;

6.2.2

all other instruments and agreements not herein specifically provided for but which are reasonably necessary or desirable to effectuate the closing hereunder.

6.3

Purchaser's Deliveries. On the Closing Date, Purchaser shall deliver, or cause to be delivered, to Sellers, the following:

6.3.1

a stock certificate representing 1,000,000 shares of the Purchaser's common stock issued in the name of the Seller; and,

6.3.2

a $50,000 30 day non-interest bearing promissory note in favor of Sellers; and,

6.3.3

a $250,000 90 day non-interest bearing promissory note in favor of the Sellers.

ARTICLE 7.

CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

7.1

 The obligations of Purchaser and Seller hereunder are subject to the following conditions:

7.1.1

Representation and Warranties True at Closing. The representations and warranties of each party contained in this Agreement shall have been true and correct when made and shall be true and correct on the Closing Date with the same effect as if made on such date, except to the extent that such representations and warranties are rendered inaccurate by reason of transactions contemplated hereby.

7.1.2

Performance of Agreements and Conditions. The Parties shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by the Company, the Seller and the Purchaser prior to or at the Closing Date.

7.1.3

Certificates. Seller shall have delivered to Purchaser at Closing the documents to be delivered as set forth in Article 6., above, and Purchaser shall have delivered to Seller at Closing the documents to be delivered as set forth in Article 6., above.

7.1.4

No Injunction. On the Closing Date there shall not be in effect any injunction, writ, preliminary restraining order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein not be consummated as herein provided, nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby.

7.1.5

Necessary Approvals. The execution and delivery of this Agreement and the terms thereof and all corporate and other action necessary or required in order to effect the fulfillment of the obligations of the Company and the Sellers hereunder at or prior to the Closing Date shall have been approved by all necessary governmental bodies or agencies and all consents of any person contemplated by this Agreement to be obtained prior to the Closing shall have been obtained.

ARTICLE 8.

GENERAL

MISCELLANEOUS

8.1

Payment of Expenses. Seller, the Company and Purchaser shall each pay their own respective expenses incident to the preparation and carrying out of this Agreement.

8.2

Binding Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors, assigns, transferees, heirs, representatives and estates.

8.3

Notices. Any notice or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to the other:

If to the Purchaser to:

Pacific Blue Energy Corp.

Mr. Joel Franklin

1016 W. University Ave., Suite 218

Flagstaff, AZ 86001

If to the Seller to:

George M. Buckingham

3000 West Foothills Way

Flagstaff, AZ 86001

8.4

Article Headings. The Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.5

Exhibits. All Exhibits referred to in this Agreement shall be attached hereto and are hereby incorporated herein.

8.6

Counterparts. This Agreement may be executed in any one or more counterparts, all of which taken together shall constitute one instrument.

8.7

Cooperation. Each party shall cooperate and use its best efforts to consummate the transactions contemplated herein. Without limiting the foregoing, each of the Company and the Seller shall use its or their good faith best efforts and take such action as may reasonably be requested by Purchaser to help secure for the Company, following the Closing, any consents or approvals as may be required from any governmental agency and each shall cooperate with Purchaser in its efforts to secure such consents and approvals. In addition, each party shall cooperate and take such action and execute such other and further documents as may be reasonably requested from time to time after the Closing Date by any other party to carry out the terms and provisions and intent of this Agreement.

8.8

Facsimile Signatures. It is expressly agreed that the parties may execute this Agreement via facsimile signature and such facsimile signature pages shall be treated as originals for all purposes.

8.9

Entire Agreement. This Agreement and the other documents delivered concurrently herewith or pursuant hereto constitute the entire agreement among the parties hereto, and it is understood and agreed that there are no other than those contained herein. This Agreement may not be changed or modified except by a writing duly executed by the parties hereto.

8.10

Governing Law. This Agreement shall be governed by and construed under the laws of the State of Arizona.

8.11

Legal Action Fees. If any action or other proceeding, in law or in equity, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover its or their reasonable attorney's fees and other costs incurred in that arbitration, action or proceeding, in addition to any other relief to which it may be entitled.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SHIP AHOY, LLC - "Seller"

/s/ George M. Buckingham	/s/ Viki K. Buckingham
George M. Buckingham, individually and	Viki K. Buckingham, individually and on
on behalf of the George M. Buckingham and	behalf of the George M. Buckingham and
Viki K. Buckingham Family Limited	Viki K. Buckingham Family Limited
Liability Partnership	Liability Partnership

PACIFIC BLUE ENERGY CORP. - "Purchaser"

/s/ Joel Franklin

By: Joel Franklin

Its: President and CEO